UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

                          Date of Report: June 28, 2004

                          Commission file number 0-4604

                        CINCINNATI FINANCIAL CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

              Ohio                                                31-0746871
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  (State or other jurisdiction                                 (I.R.S. Employer
of incorporation or organization)                            Identification No.)

  6200 S. Gilmore Road, Fairfield, Ohio                           45014-5141
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(Address of principal executive offices)                          (Zip code)

       Registrant's telephone number, including area code: (513) 870-2000


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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

      In the 1930s and 1940s, the U.S. Congress enacted a series of laws regulating publicly traded companies, including the Investment Company Act of 1940. The Investment Company Act is designed primarily to regulate "investment companies," which generally includes mutual funds of the type sponsored by the Fidelity and Vanguard organizations (to pick two prominent examples), closed-end investment companies that are traded on the public stock markets, and certain non-managed pooled investment vehicles such as unit investment trusts. An investment company is required to register with the Securities and Exchange Commission (SEC) as such, register its shares under the Securities Act of 1933, and is subject to a number of restrictions, regulations and limitations under the Investment Company Act.

      As a result of a review made in connection with a recently contemplated senior notes offering, we determined there is some uncertainty regarding the status of the Cincinnati Financial Corporation holding company under the Investment Company Act. On June 28, 2004, Cincinnati Financial Corporation filed an application with the SEC formally requesting an exemption for the holding company under Section 3(b)(2) of the Investment Company Act, which permits the SEC to exempt entities primarily engaged in business other than that of investing, reinvesting, owning, holding or trading in securities. Cincinnati Financial Corporation alternatively has asked the SEC for relief pursuant to
Section 6(c) of the Investment Company Act that would exempt it from all the provisions of the Act because doing so is necessary or appropriate in the public interest consistent with the protection of investors and consistent with the purposes intended by the Investment Company Act. We have simultaneously contacted the SEC's Division of Investment Management to discuss the status of Cincinnati Financial Corporation under the Investment Company Act.

      We strongly believe that Cincinnati Financial Corporation is not an investment company because it is engaged primarily in the business of property casualty and life insurance through subsidiaries it owns, rather than the business of investing, reinvesting, owning, holding or trading in securities. As a result, Cincinnati Financial Corporation believes the holding company is outside the intended scope of the Investment Company Act and therefore should not be subject to the provisions of the Investment Company Act.

      There are several tests and enumerated exemptions to determine whether a company must register as an investment company under the Investment Company Act, along with defined processes for requesting exemptions. One such test, which is set forth in Section 3(a)(1)(C) of the Investment Company Act, states that a company is an investment company if it owns investment securities valued at more than 40 percent of its total assets (without including assets of its subsidiaries). At December 31, 2003, the investment assets held by Cincinnati Financial Corporation at the parent holding company were above the 40 percent level, as has been the case since 1991. As of December 31, 2003, as reflected on
Schedule II in our Annual Report on Form 10-K, Cincinnati Financial Corporation reported $8,256 million in total assets of which $4,833 million, or approximately 58.5 percent, represented investment securities.

      We are committed to preserving our financial flexibility, maintaining our financial strength and protecting the value of our insurance operations over the long term. We do not believe that the question of holding-company status under the Investment Company Act, or the process to resolve it, directly affects our insurance company operations.

      We are working with our outside advisors to assess options that could reduce the Cincinnati Financial Corporation holding company's ratio (as defined above) below 40 percent in the short term, while the SEC considers our application for an exemption from the Investment Company Act. We have expressed some ideas to the Ohio Department of Insurance, but nothing has been filed.

      At this time, we do not know if the SEC will grant our request for an exemptive order or, if we are able to obtain such an order, how long the process will take. If the SEC takes the view that the holding company has been, and continues to be, operating as an unregistered investment company, Cincinnati Financial Corporation could be subject to remedial actions, should an action be brought by the SEC. Further, if Cincinnati Financial Corporation were to voluntarily elect to register as an investment company under the Investment Company Act, it could be subject to extensive, restrictive and potentially adverse regulation relating to, among other things, operating methods, management, capital structure, dividends and transactions with affiliates. If the SEC determines that the company is an unregistered investment company, Cincinnati Financial Corporation may be unable to enforce contracts with third parties, and third parties could seek to obtain rescission of transactions with Cincinnati Financial Corporation undertaken during the period it was established that the holding company was an unregistered investment company, subject to equitable considerations set forth in the Investment Company Act. As a result, it could be determined that holders of Cincinnati Financial Corporation's $420 million aggregate principal amount of 6.90% Senior Debentures due 2028 have a right to rescind such indebtedness, thereby requiring Cincinnati Financial Corporation to immediately repay such amounts. Cincinnati Financial Corporation may be unable to refinance such obligation on acceptable terms as a result of its potential status

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under the Investment Company Act. However, Cincinnati Financial Corporation
currently has available sufficient assets to fund such repayment and believes that its assets are adequate to meet its short- and long-term obligations.

      If Cincinnati Financial Corporation's holding company were to voluntarily elect to register as a closed-end investment company under the Investment Company Act, a number of significant requirements would be imposed upon it. These would include, but not be limited to, a requirement that at least 40 percent of Cincinnati Financial Corporation's board of directors not be "interested persons" of Cincinnati Financial Corporation as defined in the Investment Company Act and that those directors be granted certain special rights with respect to the approval of certain kinds of transactions (particularly those that pose a possibility of giving rise to conflicts of interest); restrictions on incurring indebtedness and broad prohibitions on affiliate transactions. While Cincinnati Financial Corporation could apply for individual exemptions from these restrictions, there is no guarantee that such exemptions would be granted, or granted on terms that Cincinnati Financial Corporation would deem practical. Additionally, Cincinnati Financial Corporation would be required to report its financial results in a different form than currently used. The different form would have the effect of turning Cincinnati Financial Corporation's Statement of Operations "upside down" by requiring that Cincinnati Financial Corporation report its investment income and the results of its investment activities, instead of its insurance operations, as its primary sources of revenue. Cincinnati Financial believes that there may be other remedies if the SEC determines the company is an unregistered investment company, but these alternatives would require substantial changes in the company's long-standing operating philosophies and practices.

      Cincinnati Financial Corporation intends to provide an update on this matter, including the effect, if any, on its outlook for investment income growth during our second-quarter conference call on July 22, 2004.

      On June 28, 2004, Cincinnati Financial Corporation issued a news release entitled "Cincinnati Financial Files Application with SEC Requesting Exemption from Investment Company Act of 1940," a copy of which is filed herewith as
Exhibit 99.1 and incorporated herein by reference. This information included in this report should not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA INFORMATION AND EXHIBITS (C) Exhibit

99.1 - News release dated June 28, 2004.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 CINCINNATI FINANCIAL CORPORATION

                                 /s/ Kenneth W. Stecher
                                 -----------------------------------------------
                                 Chief Financial Officer, Senior Vice President, Secretary and Treasurer

                                 (Principal Accounting Officer)

                                 June 28, 2004

Exhibit 99.1 - News release dated June 28, 2004